Exhibit 4(a)

                        FORM OF SERIES A FIXED RATE NOTE

REGISTERED                                                     PRINCIPAL AMOUNT
                              EASTMAN KODAK COMPANY
No. FX-                     MEDIUM-TERM NOTE, SERIES A       CUSIP
                                  (FIXED RATE)

     If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this Note is a Global Note and the following Legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Original Issue Date:
Stated Maturity Date:
Interest Rate:
Interest Payment Dates:
(If other than May 15 and November 15)
Issue price:  __%
Form:
Base Rate:
(If Base Rate set forth above is not described on the reverse hereof, insert description.)

Redeemable By Company: :  ___ Yes   ___ No
         Redemption Dates:
         Redemption Price Schedule:

Option To Elect Repayment:  ___ Yes  ___  No
         Optional Repayment Dates:
         Optional Repayment Price Schedule:

Specified Currency:
         Option to Elect Payment in Specified Currency: ___ Yes ___ No (Applicable only if Specified Currency is other than U.S. Dollars) Authorized Denominations:
         (Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount Note:  ___ Yes   ___ No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period OID:

Amortizing Note:  ___Yes  ___No
(If yes, a table setting forth repayment information with respect to this Amortizing Note will be set forth below.)
Optional Interest Rate Reset:  ___Yes  ___No
Extension of Maturity:  ___Yes  ___No
Depositary:
Exchange Rate Agent:
Calculation Agent:
Other Terms:

     EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________ or registered assigns, the principal amount set forth above on the Stated Maturity Date shown above and to pay accrued interest on said principal sum at the Interest Rate shown above from the Original Issue Date shown above or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 of each year (or, if otherwise indicated on the face hereof, on the dates so indicated) and at Maturity, until said principal sum is paid or duly provided for in accordance with the terms hereof. Interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, in the case of any Interest Payment Date shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date; provided, however, that any interest payable at Maturity shall be paid to the same person to whom the principal of this Note is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder hereof on such next succeeding Regular Record Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on the related Regular Record Date, and may be paid to the Person in whose name this Note (or one Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, a "Business Day" is any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by or pursuant to law, regulation or executive order to close; if the
Note is denominated in a currency other than U.S. dollars, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the relevant currency (which in the case of the Euro shall be Luxembourg and London) and (b) a day on which banking institutions in such financial centers are carrying out transactions in the relevant currency; and with respect to LIBOR Notes, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     The principal hereof and any premium and interest hereon are payable by the Company in the specified currency (the "Specified Currency") shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than the applicable Record Date, or at least 15 calendar days prior to Maturity. Such election will remain in effect until revoked by written notice to the Trustee received not later than the applicable Record Date, or at least 15 calendar days prior to Maturity. If the Company determines that the Specified Currency is not available for making payments in respect hereof as described on the reverse hereof, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars as described on the reverse hereof until the Company determines that the Specified Currency is again available for making such payments.

     If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed no later than the applicable Interest Payment Date to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Record Date, provided that, if the Holder hereof is the Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars, determined as provided on the reverse hereof) or more in aggregate principal amount of Certificated Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee in the Specified Currency. The Principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note accompanied by appropriate wire instructions at the corporate trust office or agency of the Trustee located in the City and State of New York. If this Note is a Global Note, beneficial owners of interests herein will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York, or its successor, as Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

[Seal]
                                  EASTMAN KODAK COMPANY

                                  By
                                  Title:_______________________________________

                                  Attest_______________________________________
                                  Title:


Dated:
                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes issued under the withinmentioned Indenture.

                                  THE BANK OF NEW YORK
                                   as Trustee

                                  By:__________________________________________
                                     Authorized Signatory

                              EASTMAN KODAK COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                  (FIXED RATE)

     This Note is one of a series of duly authorized debt securities of the Company (the "Securities") issued or to be issued in one or more series under an indenture dated as of January 1, 1988, as supplemented by a First Supplemental Indenture thereto dated as of September 6, 1991, a Second Supplemental Indenture thereto dated as of September 20, 1991, a Third Supplemental Indenture thereto dated as of January 26, 1993 and a Fourth Supplemental Indenture thereto dated as of March 1, 1993 (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

     The authorized denominations of Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

     Except as otherwise provided in the next paragraph, if the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency on which payments are to be made in U.S. dollars. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments.

     If any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars. The amount so payable in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the basis of the most recently available Market Exchange Rate (as defined below) for such currency or as otherwise indicated on the face hereof. The "Market Exchange Rate" for a currency shall be the noon buying rate of such currency for cable transfers in The City of New York, as determined by the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof and the Company, and the Exchange Rate Agent shall have no liability therefor.

     If the Specified Currency is other than U.S. dollars, then in the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Specified Currency representing the amount of such obligations immediately before such redenomination.

     The interest payable hereon on each Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Any payments otherwise required to be made on this Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part, on the Redemption Dates set forth on the face hereof, pursuant to the Redemption Price Schedule set forth on the face hereof, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. If less than all of the Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If so specified on the face hereof, this Note will be repayable at the option of the Holder on the Optional Repayment Dates set forth on the face hereof pursuant to the Optional Repayment Price Schedule set forth on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (a) appropriate wire instructions and (b) either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the portion of the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for Repayment shall be irrevocable, except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice (as defined below) or an Extension Notice (as defined below) in connection with an Extension of Maturity (as defined below) of a Note may, by written notice to the Trustee, revoke its tender for repayment until the close of business on the tenth day prior to the Optional Reset Date or original Stated Maturity Date, respectively. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note. No transfer or exchange of this Note (or, if this Note is to be repaid in part, the portion hereof to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of this Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

     This Note will not be subject to any sinking fund.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity Date hereof or a declaration of acceleration of the principal amount hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment or of such declaration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     If this Note is a Global Note, ownership of beneficial interests herein will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (with respect to interests of participants in the Depositary) or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

     If this Note is an Amortizing Note, as specified on the face hereof, payments with respect to this Note will be applied first to interest and then to principal. If this Note is an Amortizing Note, a table setting forth such repayment information is set forth on the face of this Note.

     If so specified on the face hereof, the Company may, at its option reset the interest rate of this Note (an "Optional Interest Rate Reset"). The Company may exercise this option by notifying the Paying Agent at least 45 but not more than 60 days prior to the Optional Interest Rate Reset date (the "Optional Reset Date") for the Note. Not later than 40 days prior to that Optional Reset Date, the Paying Agent will mail to the Holder of the Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth the election to reset the interest rate, the new interest rate and any provisions for redemption during the period from the Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the Stated Maturity of the Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the Subsequent Interest Period.

     Not later than 20 days prior to an Optional Reset Date for a Note, the Company may revoke the interest rate provided for in the Reset Notice and establish a higher interest rate for the Subsequent Interest Period commencing on the Optional Reset Date by mailing or causing the Paying Agent to mail notice of the higher interest rate, first class, postage prepaid, to the Holder of the Note. Notice will be irrevocable. All Notes with respect to which the interest rate is reset on an Optional Reset Date will bear the higher interest rate.

     If the Company elects to reset the interest rate of a Note, the Holder of that Note will have the option to elect repayment of the Note by the Company on any Optional Reset Date at a price equal to the principal amount thereof plus any accrued interest to the Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Holder thereof must follow the procedures for optional repayment, except that the period for delivery of that Note or notification to the Paying Agent will be a least 25 but not more than 35 days prior to the Optional Reset Date; and a Holder who has tendered a Note for repayment pursuant to a Reset Notice may by written notice to the Paying Agent revoke its tender for repayment until the close of business on the tenth day prior to the Optional Reset Date.

     If this Note is subject to an Extension of Maturity (as specified on the face hereof), the Company may extend the Stated Maturity of the Note. The Company may exercise this option with respect to a Note by notifying the Paying Agent at least 45 but not more than 60 days prior to the Stated Maturity of the Note. No later than 40 days prior to the original Stated Maturity, the Paying Agent will mail to the Holder of that Note a notice relating to the extension period, first class, postage prepaid, setting forth the Company's election to extend the Stated Maturity of the Note; the new Stated Maturity; the interest rate for the extension period; and any provisions for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur (an "Extension Notice").

     Upon the mailing by the Paying Agent of an Extension Notice to the Holder of a Note, the Stated Maturity of that Note will be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, the Note will have the same terms as prior to the mailing of the Extension Notice.

     Not later than 20 days prior to the original Stated Maturity for a Note, the Company may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the extension period by mailing or causing the Paying Agent to mail notice of the higher interest, first class, postage prepaid, to the Holder of that Note. Notice will be irrevocable.

     If the Company elects to extend the Stated Maturity of a Note, the Holder of that Note will have the option to elect repayment of that Note at the original Stated Maturity at a price equal to the principal amount plus any accrued interest. In order for a Note to be repaid on the original Stated Maturity, the Holder must follow the procedures for optional repayment, except that the period for delivery of the Note or notification to the Paying Agent will be at least 25 but not more than 35 days prior to the original Stated Maturity; and a Holder who has tendered a Note for repayment pursuant to an Extension Notice may by written notice to the Paying Agent revoke its tender for repayment until the close of business on the tenth day prior to the original Stated Maturity.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Person surrendering the same.

     If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Note) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, (if so required by the Company, the Security Registrar or the Trustee) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount and like tenor, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, except as provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE AND TO BE PERFORMED SOLELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN CON     -   as tenants in common   UNIF GIFT MIN ACT - _____Custodian_____
TEN ENT     -   as tenants by the entireties               (Cust)       (Minor)
JT TEN      -   as joint tenants with right of              Under Uniform Gifts
                survivorship and not as tenants in common   to Minors Act
                                                           ____________________
                                                                 (State)


     Additional abbreviations may also be used though not in the above List

                               __________________

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date of repayment, to the undersigned at:

______________________________________________________________________________

______________________________________________________________________________
           (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the term of the Indenture, a Note or Notes representing the remaining principal amount of this Note.

     For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, The City and State of New York, located initially at the office of the Trustee at 101 Barclay Street, Attention: Corporate Trust Administration Office, New York, New York 10286 or, if delivery is by hand, 130 John Street, Street Level, New York, New York 10286.

Dated:                              ___________________________________________
                                    Note: The signature to this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.



                               _________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee

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      Please Print or Type Name and Address Including Zip Code of Assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------------------------------------------attorney to transfer such Note on the books of Eastman Kodak Company with full power of substitution in the premises.

Dated:___________________               _______________________________________
                                                      Signature

                                        _______________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.